UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2015 (November 10, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously reported by Magnum Hunter Resources Corporation (the “Company”) in a Current Report on Form 8-K (the “Original Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 5, 2015, on and effective as of November 3, 2015, the Company entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) amending the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014, by and among the Company, as borrower, the lenders and guarantors party thereto, and Bank of Montreal, as administrative agent (as previously amended and as amended by the Sixth Amendment, the “Refinancing Facility”). The Sixth Amendment was entered into by and among (i) the Company, as borrower, (ii) the guarantors party thereto, (iii) certain holders of the Company’s Senior Notes (as defined below) and certain holders of the loans outstanding pursuant to the Company’s Second Lien Term Loan Agreement (as defined below), as lenders (collectively, the “New First Lien Lenders”), (iv) Bank of Montreal, as administrative agent and (v) Cantor Fitzgerald Securities, as loan administrator.

As more fully described in the Original Form 8-K, in connection with the execution of the Refinancing Facility, on November 3, 2015 (the “Refinancing Facility Closing Date”), the Company and certain holders of the Company’s Senior Notes (as defined below) who entered into the Refinancing Facility (the “New Senior Notes Lenders”) entered into a Forbearance Agreement pursuant to which, among other things, the New Senior Notes Lenders consented to an amendment to the Senior Notes Indenture (as defined below), pursuant to an Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), which such amendment amends the incurrence of indebtedness covenant in the Senior Notes Indenture to permit the incurrence of $70 million aggregate principal amount of borrowings under the Refinancing Facility. The aggregate amounts outstanding under the Refinancing Facility as of the Refinancing Facility Closing Date totaled approximately $60 million, consisting of (i) amounts outstanding under the Fourth Amended and Restated Credit Agreement of approximately $5 million that were assigned to the New First Lien Lenders, (ii) approximately $39 million that was used to cash collateralize certain outstanding letters of credit issued under the Fourth Amended and Restated Credit Agreement and (iii) an additional new term loan in the aggregate principal amount of approximately $16 million that will be used by the Company for general corporate purposes and to pay certain transaction-related fees and expenses.  Furthermore, the Refinancing Facility includes an uncommitted incremental credit facility for up to an additional $10 million aggregate principal amount of term loans to be provided to the Company, if and to the extent requested by the Company and agreed to by a specified percentage of the New First Lien Lenders.

On and effective as of November 13, 2015, the Eighth Supplemental Indenture was entered into by and among the Company, the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as paying agent, registrar and authenticating agent.

The foregoing description of the Eighth Supplemental Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Eighth Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.  As used herein, (i) the term “Second Lien Term Loan Agreement” means the Second Lien Credit Agreement, dated October 22, 2014, by and among the Company, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, the lenders party thereto and the agents party thereto, as amended; (ii) the term “Senior Notes” means the Company’s 9.75% Senior Notes due 2020; and (iii) the term “Senior Notes Indenture” means the Indenture, dated as of May 16, 2012, governing the Senior Notes.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2015, the Company received a letter (the “Letter”) from NYSE Regulation, Inc. (“NYSE Regulation”) stating that the Company’s common stock was suspended from trading on the New York Stock Exchange (the “NYSE”) intra-day on November 10, 2015 based on “abnormally low” price levels, pursuant to Section 802.01D of the NYSE’s Listed Company Manual, and that the staff of NYSE Regulation had determined to commence proceedings to delist the Company’s common stock from the NYSE.  The Letter further stated that NYSE Regulation had also determined to immediately suspend trading and commence delisting proceedings from NYSE MKT LLC (“NYSE MKT”) of the Company’s Series C and Series D preferred stock and the depositary shares representing the Company’s Series E preferred stock (collectively, the “Preferred Stock”).

Under NYSE delisting procedures, the Company has a right to a review of NYSE Regulation’s determination to delist the Company’s common stock from the NYSE by a Committee of the Board of Directors of NYSE Regulation, provided that a written request for such a review is filed by the Company with NYSE Regulation within ten days following the Company’s receipt of the Letter.  In addition, pursuant to Sections 1009(g) and 1203 of the NYSE MKT Company Guide, the Company may appeal NYSE Regulation’s determination to delist each Series of the Company’s Preferred Stock from NYSE MKT by a NYSE MKT Listing Qualifications Panel, provided that written request for such an appeal is filed by the Company with NYSE MKT by November 17, 2015.  The Company does not currently intend to seek a review or an appeal of NYSE Regulation’s determinations to delist the Company’s common stock and Preferred Stock.  Upon completion of applicable procedures, NYSE Regulation will submit an application to the SEC to delist the Company’s common stock and Preferred Stock from the NYSE and NYSE MKT, respectively.

The Company’s common stock and Series C preferred stock are currently trading on the OTC Pink Open Marketplace under the ticker symbols “MHRC” and “MHRCP,” respectively.  The Company’s Series D preferred stock and depositary shares representing the Company’s Series E preferred stock are currently trading on the OTC Grey Market under the ticker symbols “MHRCG” and “MHRCL,” respectively.  The Company can provide no assurance that its common stock and Preferred Stock will continue to trade on these markets, whether broker-dealers will continue to provide public quotes of the Company’s common stock and Preferred Stock on these markets, whether the trading volume of the Company’s common stock and Preferred Stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock or Preferred Stock may be blocked by OTC Markets Group in the future.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
4.1

Eighth Supplemental Indenture, dated November 13, 2015, by and among the Company, the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as paying agent, registrar and authenticating agent.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 16, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1

Eighth Supplemental Indenture, dated November 13, 2015, by and among the Company, the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as paying agent, registrar and authenticating agent.